EXHIBIT 23.4

TBPELS REGISTERED ENGINEERING FIRM F-1580	FAX (713) 651-0849

1100 LOUISIANA SUITE 4600	HOUSTON, TEXAS 77002-5294	TELEPHONE (713) 651-9191

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of Evolve Transition Infrastructure LP, including any amendments thereto, of our report dated February 15, 2021, related to the estimated future reserves and income attributable to certain leasehold interests of Evolve Transition Infrastructure LP which is included as an exhibit to the Annual Report on Form 10-K for the year ended December 31, 2020, filed by Evolve Transition Infrastructure LP with the Securities and Exchange Commission on March 15, 2021.

/s/ Ryder Scott Company, L.P.

RYDER SCOTT COMPANY, L.P. TBPELS Firm Registration No. F-1580

Houston, Texas

November 10, 2021

SUITE 2800, 350 7TH AVENUE, S.W.	CALGARY, ALBERTA T2P 3N9	TEL (403) 262-2799
633 17TH STREET, SUITE 1700	DENVER, COLORADO 80202	TEL (303) 339-8110